SEVENTH AMENDMENT
TO THE FUND SUB-ADMINISTRATION SERVICING AGREEMENT
THIS SEVENTH AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal ETF Trust, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following ETFs:
Sound Fixed Income TF
Sound Enhanced Fixed Income ETF
Sound Enhanced Equity Income ETF
Sound Equity Income ETF
Sound Total Return ETF
SP Funds S&P Global REIT Sharia ETF
Euclid Capital Growth ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric W. Falkeis	By: /s/ Jeanine M. Bajczyk

Name: Eric Falkeis	Name: Jeanine M. Bajczyk

Title: President	Title: Senior Vice President

Date: 12/21/2020	Date: December 21, 2020

Amended Exhibit A to the Fund Sub-Administration Servicing Agreement
Separate Series of Tidal ETF Trust
Name of Series
Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

RPAR Risk Parity ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income TF
Sound Enhanced Fixed Income ETF
Sound Enhanced Equity Income ETF
Sound Equity Income ETF
Sound Total Return ETF
SP Funds S&P Global REIT Sharia ETF

Euclid Capital Growth ETF